Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

FIVE PRIME THERAPEUTICS, INC.

at

$38.00 Per Share

Pursuant to the Offer to Purchase

Dated March 18, 2021

by

FRANKLIN ACQUISITION SUB, INC.

a wholly owned subsidiary of

AMGEN INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON APRIL 16, 2021 (ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK TIME, ON APRIL 15, 2021), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

March 18, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 18, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, constitutes the “Offer”) relating to the offer by Franklin Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Amgen Inc., a Delaware corporation (“Amgen”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Five Prime Therapeutics, Inc., a Delaware corporation (“Five Prime”), at a price of $38.00 per Share (the “Offer Price”), in cash, minus any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

Also enclosed is Five Prime’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF FIVE PRIME UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES TO PURCHASER PURSUANT TO THE OFFER.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

Your attention is directed to the following:

1.

The Offer Price for the Offer is $38.00 per Share, in cash, minus any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 4, 2021 (the “Merger Agreement”), by and among Purchaser, Amgen and Five Prime. Pursuant to the Merger Agreement, as soon as practicable following the consummation of the Offer and on the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will be merged with and into Five Prime (the “Merger”) without a vote of the stockholders of Five Prime in accordance with Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) and Five Prime will survive the Merger as a wholly owned subsidiary of Amgen. At the effective time of the Merger (the “Effective Time”), each then issued and outstanding Share not previously purchased in the Offer (other than (a) Shares that at the Effective Time are held by Five Prime, Amgen, Purchaser or any other direct or indirect wholly owned subsidiary of Amgen and (b) Shares outstanding immediately prior to the Effective Time that are held by stockholders of Five Prime who are entitled to appraisal rights under the DGCL and have properly exercised and perfected, and not withdrawn or otherwise lost, such appraisal rights) will be converted into the right to receive the Offer Price, in cash, minus any applicable withholding taxes and without interest.

4.

After careful consideration, the board of directors of Five Prime has unanimously (a) determined that the Merger Agreement and the Transactions, including the Offer and the Merger, are fair to, and in the best interest of, Five Prime and its stockholders, (b) declared it advisable to enter into the Merger Agreement, (c) approved the execution, delivery and performance by Five Prime of the Merger Agreement and the consummation of the Transactions, including the Offer and the Merger, (d) resolved that the Merger will be effected under Section 251(h) of the DGCL and (e) resolved to recommend that the stockholders of Five Prime accept the Offer and tender their Shares to Purchaser pursuant to the Offer, subject to the right of the Five Prime Board to withdraw (or modify in a manner adverse to Amgen or Purchaser) or publicly propose to withdraw or withhold (or modify or qualify in a manner adverse to Amgen or Purchaser) its recommendation in accordance with the terms of the Merger Agreement. The execution and delivery of the Merger Agreement and all of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are collectively referred to as the “Transactions.”

5.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON APRIL 16, 2021 (ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK TIME, ON APRIL 15, 2021) (THE “OFFER EXPIRATION TIME,” UNLESS THE OFFER IS EXTENDED BY PURCHASER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, IN WHICH EVENT THE TERM “OFFER EXPIRATION TIME” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE).

6.

The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, there being validly tendered (and not properly withdrawn) prior to the Offer Expiration Time, a number of Shares that (together with any Shares then owned by Purchaser and its “affiliates” (as such term is defined in Section 251(h)(6)(a) of the DGCL), but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository” (as such terms are defined in Section 251(h)(6) of the DGCL)) represents at least one Share more than 50% of the then issued and outstanding Shares. The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of a legal restraint making the acquisition of or payment for Shares pursuant to the Offer, or the consummation of the Merger, illegal or otherwise prohibited, and other customary conditions as described in Section 15—“Conditions of the Offer” of the Offer to Purchase. A summary of the principal terms of the Offer appears on pages 1-11 of the Offer to Purchase. You should read the Offer to Purchase carefully before deciding whether to tender your Shares.

7.

Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or D.F. King & Co., Inc., which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares pursuant to the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE OFFER EXPIRATION TIME.

Payment for Shares accepted for payment in the Offer will be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the “Depositary”) of (a) the certificates evidencing such Shares or, if the Shares are held via book entry at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3—“Procedure for Tendering Shares” of the Offer to Purchase, (b) a Letter of Transmittal, properly completely and duly executed (or a manually executed facsimile thereof), with any required signature guarantees or, in the case of a book-entry transfer at the Book-Entry Transfer Facility, an Agent’s Message in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates, Letters of Transmittal or book-entry confirmations with respect to Shares are actually received by the Depositary.

UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instructions with Respect to the

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

FIVE PRIME THERAPEUTICS, INC.

at

$38.00 Per Share

Pursuant to the Offer to Purchase

Dated March 18, 2021

by

FRANKLIN ACQUISITION SUB, INC.

a wholly owned subsidiary of

AMGEN INC.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated March 18, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”), in connection with the offer by Franklin Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Amgen Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Five Prime Therapeutics, Inc., a Delaware corporation, at a price of $38.00 per Share, in cash, minus any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC (the “Depositary”) will be determined by the Purchaser, in its sole and absolute discretion, whose determination shall be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

NUMBER OF SHARES TO BE TENDERED:(1)		SIGN HERE

Shares

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number

Dated:

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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